EX 15.1

Consent Letter


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our audit report dated April 10, 2000 accompanying the financial statements of Dstage.com, Inc. contained in the registration on Form 10SB. We consent to the use of the aforementioned report in the registration statement on Form 10SB. We have also read and agree with the statement made by Dstage.com, Inc. in Part II, Item 3 regarding any disagreements with its independent accountants.

Gordon, Hughes & Banks, LLP

June 2, 2000
Englewood, Colorado